UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 11, 2007

SMART VIDEO TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

3505 Koger Boulevard, Suite 400, Duluth, GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 279-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure contained in Item 8.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on or about April 10, 2006 a complaint was filed against SmartVideo™ Technologies, Inc. d/b/a uVuMobile™ (the “Company”) by 13 investors in the Company’s private placement of common stock and warrants in December 2004 which alleged that the Company had breached certain registration rights agreements and subscription agreements entered into with such investors. On August 31, 2006 and on September 8, 2006, counsel to the plaintiffs referenced above sent a demand on behalf of certain shareholders of the Company requesting that a shareholder’s derivative suit be filed against the Company’s SEC counsel at the time of the private placement as well as certain officers and directors of the Company. In addition, on or about October 6, 2006, the Company was named as a defendant in four additional complaints filed by other investors in certain of the Company’s private placements of common stock and warrants alleging substantially similar claims as the April 10, 2006 complaint.

Effective January 11, 2007, the Company entered into a General Release and Settlement Agreement (the “Settlement Agreement”) with the plaintiffs in the above-referenced complaints, certain other stockholders who believe they have similar or other claims and rights as such plaintiffs, and the legal counsel for such parties (collectively, the “Claimants”). Pursuant to the Settlement Agreement, the Company agreed to issue an aggregate of 6,000,000 shares of common stock, par value $0.001 (the “Settlement Shares”) to the Claimants, in exchange for the Claimants agreement to release the Company and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, subsidiaries and affiliates of the Company and certain additional named persons (collectively, the “Releasees”), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever which the Claimants now have, or claim to have, or which the Claimants at any time may have or claim to have, against each or any of the Releasees occurring up to and including January 11, 2007 and for the payment of the Claimants’ legal fees. The Settlement Shares will be issued as soon as practicable in reliance on the transactional exemption provided by Section 4(2) of the Securities Act of 1933, as amended. Nothing contained in the Settlement Agreement will effect the warrants and shares of common stock the Claimants previously received in connection with the original private placements.

In connection with the Settlement Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Claimants, effective January 11, 2007, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Settlement Shares on or prior to February 12, 2007. The Company agreed to use its best efforts to cause such registration statement to be declared effective by the SEC on or prior to April 5, 2007, unless the registration statement is reviewed and subject to comment by the SEC, in which case the Company shall use its best efforts to have the registration statement declared effective by the SEC as soon as reasonably practicable following the SEC’s review. Once declared effective, the Company has agreed to keep the registration statement effective (subject to certain blackout period rights) until the earlier of five years after the date the registration statement is declared effective and the date when all of the Settlement Shares covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act.

The foregoing description of the Settlement Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to each agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	General Release and Settlement Agreement dated January 11, 2007 by and between SmartVideo™ Technologies, Inc. d/b/a uVuMobile™ and the claimant parties signatory thereto.

10.2	Registration Rights Agreement dated January 11, 2007 by and between SmartVideo™ Technologies, Inc. d/b/a uVuMobile™ and the investors signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Video Technologies, Inc.
Dated:  January 17, 2007

By:  /s/  William J. Loughman

Name: William J. Loughman
Title: Chief Financial Officer